Exhibit 23.5

# LIGGETT & WEBB P.A.

CERTIFIED PUBLIC ACCOUNTANTS

307 7th Avenue, Suite 1601
New York, NY 10001 / (212) 481-3490

1901 South Congress Avenue, Suite 110
Boynton Beach, FL 33426 / (561) 752-1721

 CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 of our report dated March 30, 2020, relating to our audit of the consolidated financial statements of Sunworks, Inc. for the years ended December 31, 2019 and 2018.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Liggett & Webb, P.A.
Liggett & Webb, P.A.

New York, NY
September 30, 2020